 Exhibit 10.1

November 24, 2010

Marc L. Panoff
Chief Financial Officer, Treasurer and Secretary
Neruologix, Inc.
One Bridge Plaza
Fort Lee, NJ 07024

Dear Mr. Panoff:

Reference is hereby made to the Employment Agreement, dated as of August 20, 2009 (the “Employment Agreement”), by and between you and Neurologix, Inc. (the “Company”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Employment Agreement.

As you are aware, the Employment Period is scheduled to terminate on December 4, 2010. The Company desires to extend the Employment Period on the terms and conditions set forth in the Employment Agreement. In connection therewith, the Company is sending you this letter (this “Amendment”) in order to properly amend the Employment Agreement, effective immediately, as follows:

1. The first recital of the Employment Agreement is hereby amended and restated to read as follows:

"WHEREAS, this Employment Agreement amends and restates in its entirety that certain Employment Agreement between the Executive and the Company dated as of December 4, 2007 (the “Original Agreement”);”

2. The second recital of the Employment Agreement is hereby deleted in its entirety.

3. Section 1.1 of the Employment Agreement is hereby amended and restated to read as follows:

“Section 1.1 Employment Period. Upon the terms and subject to the conditions set forth in this Agreement, the Company shall employ the Executive for a period commencing on the date hereof and ending on December 4, 2011, unless such employment shall be earlier terminated pursuant to Article III hereof (the “Employment Period”).”

4. Except as amended by the terms of this Amendment, all of your and the Company’s respective rights and obligations under the Employment Agreement shall be deemed preserved by this Amendment, without modification or reduction.

5. This Amendment shall be governed by, and construed pursuant to, the laws of the State of New York applicable to agreements made and to be performed wholly within such State.

6. This Amendment may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement. This Amendment may be executed by, and become effective upon, the delivery by facsimile or e-mail (in .pdf format) of copies of the signatures of the parties hereto.

Please indicate your acceptance of the foregoing by signing below.

Very truly yours,

NEUROLOGIX, INC.

By:  /s/ Martin J. Kaplitt
          Martin J. Kaplitt, MD
          Chairman of the Board

By: /s/ Clark A. Johnson
          Clark A. Johnson
          President and Chief Executive Officer

ACCEPTED AND AGREED:

/s/ Marc L. Panoff
          Marc L. Panoff